Exhibit 99.1

FOR IMMEDIATE RELEASE
March 2, 2016

GSI Group Announces Financial Results
for the Fourth Quarter and Full Year 2015

•	Fourth Quarter 2015 Adjusted Earnings per Share (“EPS”) of $0.29
•	Full Year 2015 Adjusted Revenue of $368 million, 7.4% growth year over year
•	Full Year 2015 GAAP Diluted Earnings per Share (“EPS”) of $1.02
•	Full Year 2015 Adjusted Earnings per Share (“Adjusted EPS”) of $0.93
•	Plan to rename company Novanta Inc. pending Shareholder Approval

Bedford, MA -- GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of laser, precision motion, and vision technologies to original equipment manufacturers in the medical and advanced industrial markets, today reported financial results for the fourth quarter and full year 2015.

Financial Highlights	Three Months Ended		Year Ended
(In millions, except per share amounts)	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
GAAP
Revenue	$90.2	$94.0	$373.6	$364.7
Operating income (loss) from continuing operations	$4.2	$(34.2)	$28.9	$(16.8)
Diluted EPS from continuing operations	$0.18	$(0.82)	$1.02	$(0.49)
Non-GAAP*
Adjusted Revenue	$90.2	$87.9	$368.0	$342.5
Adjusted operating income from continuing operations	$11.7	$12.5	$49.9	$44.7
Adjusted EPS	$0.29	$0.24	$0.93	$0.81
Adjusted EBITDA	$14.4	$15.3	$61.1	$56.4

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use are presented below.

Fourth Quarter

During the fourth quarter of 2015, GSI generated GAAP revenue of $90.2 million, a decrease of (4%) from $94.0 million in the fourth quarter of 2014 due to the divestiture of JK Lasers.  Adjusted Revenue in the fourth quarter of 2015 was $90.2 million, an increase of 3% from $87.9 million in the fourth quarter of 2014.

In the fourth quarter of 2015, GAAP operating income from continuing operations was $4.2 million, compared to a loss of ($34.2) million in the fourth quarter of 2014.  Adjusted operating income from continuing operations was $11.7 million in the fourth quarter of 2015, compared to $12.5 million in the fourth quarter of 2014.

GAAP Diluted EPS from continuing operations was $0.18 in the fourth quarter of 2015, compared to a loss of ($0.82) in the fourth quarter of 2014. Adjusted EPS was $0.29 in the fourth quarter of 2015, compared to $0.24 in the fourth quarter of 2014.  The Company ended the fourth quarter of 2015 with 34.8 million weighted average diluted common shares outstanding.  Adjusted EBITDA was $14.4 million in the fourth quarter of 2015.

Full Year

For the full year of 2015, GSI generated GAAP revenue of $373.6 million, an increase of 2% from $364.7 million for the full year 2014.  Adjusted Revenue for the full year 2015 was $368.0 million, an increase of 7% from $342.5 million for the full year 2014.

“I am very pleased with our results in 2015.  We delivered on all of our major financial objectives, and made tremendous progress with our strategic goals.  Adjusted Revenue was up more than 7%, Adjusted EBITDA was up 8%, and Adjusted EPS was up 15%,” said John Roush, Chief Executive Officer. “We acquired three strong technology businesses to enhance our product portfolio and competitive position, divested the non-core JK Lasers business for an attractive valuation, and exited the year with growth momentum in our medical applications, which served to stabilize our revenue base, offsetting the impact of slowing demand in some of our industrial markets.”

For the full year 2015, GAAP operating income from continuing operations was $28.9 million, compared to a loss of ($16.8) million for 2014.  Adjusted operating income from continuing operations was $49.9 million for the full year 2015, compared to $44.7 million for 2014. GAAP Diluted EPS from continuing operations was $1.02 for the full year 2015, compared to a loss of ($0.49) for 2014. Adjusted EPS was $0.93 for the full year 2015, compared to $0.81 for 2014.  Adjusted EBITDA was $61.1 million for the full year 2015, compared to $56.4 million for 2014.

As of December 31, 2015, cash and cash equivalents were $60 million, while gross debt (excluding deferred borrowing costs of $1.7 million) was $97.5 million. The Company completed 2015 with approximately $37.5 million of Net Debt, as defined in the non-GAAP reconciliation below.  Operating cash flow from continuing operations for the full year 2015 was $33.4 million.

Financial Outlook

“Our strategic shift into medical applications, cost reduction actions that started in the third quarter of 2015, our robust continuous improvement program, and investments in our new product development engine give us confidence that we can continue to drive profitable growth for the full year 2016, despite a fairly challenging industrial capital spending environment,” said Robert Buckley, Chief Financial Officer.

For the full year 2016, the Company expects Adjusted Revenue to be up mid-single digits, in the range of $375 million to $390 million.  This compares to Adjusted Revenue of $368 million in the full year 2015. The Company also expects Adjusted EPS to be up 8% to 10%, compared to adjusted EPS of $0.93 delivered in the full year 2015.  In addition, the Company expects Adjusted EBITDA growth to be mid-single to high-single digits.

For the first quarter of 2016, the Company expects Adjusted Revenue to be relatively flat, in comparison to $89 million of Adjusted Revenue in the first quarter of 2015.  The Company expects Adjusted EPS to be in the range of $0.17 to $0.18, presuming no significant gains or losses from foreign exchange, and

Adjusted EBITDA to be approximately $13 million, which is impacted by redundant costs associated with two production line moves occurring in the first half of 2016.

GSI to Rename Company Novanta Inc.

The Company plans to seek shareholder approval to change its name to Novanta Inc. at its May 2016 annual shareholder meeting.

"The Company has made a significant strategic transformation over the last few years.  We have now positioned ourselves as a leading provider of precision component and subsystem technologies to Original Equipment Manufacturers in the medical and advanced industrial markets, while shifting away from our legacy focus on the semiconductor capital equipment market,” said John Roush, Chief Executive Officer.  “We are renaming the Company to emphasize our new direction and we intend to build a globally recognizable brand that reinforces our vision and strategy.”

"The name Novanta stands for The Innovation Advantage, as innovation and technical collaboration with customers are at the core of the Company’s value proposition,” added Mr. Roush.

If the name change to Novanta is formally approved by shareholders, the Company plans to change its NASDAQ ticker symbol from "GSIG" to "NOVT."  The timing of the ticker symbol change will be announced at a later date.  The Company’s web domain will also change to www.novanta.com.

Conference Call Information

The Company will host a conference call on Wednesday, March 2, 2016 at 5:00 p.m. ET to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time.  The conference ID number is 19311554.

A playback of this conference call will be available beginning 8:00 p.m. ET, Wednesday, March 2, 2016. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 19311554. The playback will remain available until 11:00 p.m. ET, Thursday, March 24, 2016.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company's website at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are organic revenues, Adjusted Revenue, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income (Loss) from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Adjusted Income from Continuing Operations, net of tax, Adjusted Diluted EPS from Continuing Operations, Adjusted EBITDA, and Net Debt.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s operating performance. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions.  The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, are often large relative to the Company’s overall financial performance, which can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees.  Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP.  They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding growth momentum in our medical applications; our ability to generate profitable growth; plans to change the Company’s name and ticker symbol; building a globally recognizable brand; anticipated financial performance; business prospects; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical and advanced industrial markets. The Company is a leader in highly engineered enabling technologies, including CO2 laser sources, laser scanning and beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. The Company specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com.  For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$90,219	$94,012	$373,598	$364,706
Cost of revenue	53,590	54,284	215,708	214,539
Gross profit	36,629	39,728	157,890	150,167
Operating expenses:
Research and development and engineering	7,295	7,837	31,043	28,954
Selling, general and administrative	19,080	21,840	82,049	84,380
Amortization of purchased intangible assets	2,018	2,799	7,611	10,262
Restructuring, acquisition and divestiture related costs	4,022	(14)	8,254	1,935
Impairment of goodwill and intangible assets	—	41,442	—	41,442
Total operating expenses	32,415	73,904	128,957	166,973
Operating income (loss) from continuing operations	4,214	(34,176)	28,933	(16,806)
Interest income (expense), net	(1,162)	(1,431)	(5,180)	(5,096)
Foreign exchange transaction gains (losses), net	2,232	331	(23)	1,281
Other income (expense), net	655	973	2,663	2,706
Gain (loss) on disposal of business	(4)	—	19,629	—
Income (loss) from continuing operations before income taxes	5,935	(34,303)	46,022	(17,915)
Income tax provision (benefit)	(168)	(6,013)	10,394	(1,006)
Income (loss) from continuing operations	6,103	(28,290)	35,628	(16,909)
Loss from discontinued operations, net of tax	—	(790)	(13)	(5,607)
Loss on disposal of discontinued operations, net of tax	—	(1,405)	—	(1,726)
Consolidated net income (loss)	6,103	(30,485)	35,615	(24,242)
Less: Net income (loss) attributable to noncontrolling interest	—	—	—	(10)
Net income (loss) attributable to GSI Group Inc.	$6,103	$(30,485)	$35,615	$(24,252)

Earnings (loss) per common share from continuing operations:
Basic	$0.18	$(0.82)	$1.03	$(0.49)
Diluted	$0.18	$(0.82)	$1.02	$(0.49)
Loss per common share from discontinued operations:
Basic	$—	$(0.06)	$(0.00)	$(0.21)
Diluted	$—	$(0.06)	$(0.00)	$(0.21)
Earnings (loss) per common share attributable to GSI Group Inc.:
Basic	$0.18	$(0.88)	$1.03	$(0.70)
Diluted	$0.18	$(0.88)	$1.02	$(0.70)

Weighted average common shares outstanding—basic	34,581	34,405	34,579	34,352
Weighted average common shares outstanding—diluted	34,811	34,405	34,827	34,352

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$59,959	$51,146
Accounts receivable, net	57,188	51,494
Inventories	59,566	62,943
Other current assets	8,499	16,958
Assets of discontinued operations	—	631
Total current assets	185,212	183,172
Property, plant and equipment, net	40,550	40,088
Intangible assets, net	66,269	67,242
Goodwill	103,456	90,746
Other assets	20,558	15,046
Total assets	$416,045	$396,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,385	$7,345
Accounts payable	24,401	25,592
Accrued expenses and other current liabilities	25,167	20,798
Liabilities of discontinued operations	—	324
Total current liabilities	56,953	54,059
Long-term debt	88,426	105,030
Other long-term liabilities	25,965	25,951
Total liabilities	171,344	185,040
Stockholders’ Equity:
Total GSI Group Inc. stockholders’ equity	244,701	210,825
Noncontrolling interest	—	429
Total stockholders’ equity	244,701	211,254
Total liabilities and stockholders’ equity	$416,045	$396,294

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Consolidated net income (loss)	$6,103	$(30,485)	$35,615	$(24,242)
Less: Loss from discontinued operations, net of tax	—	2,195	13	7,333
Income (loss) from continuing operations	6,103	(28,290)	35,628	(16,909)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	5,026	6,302	19,114	23,797
Share-based compensation	893	917	4,387	4,329
Impairment of goodwill and intangible assets	—	41,442	—	41,442
Loss (gain) on disposal of business	4	—	(19,629)	—
Deferred income taxes	(5,474)	(5,083)	(1,692)	(6,736)
Earnings from equity-method investment	(650)	(993)	(2,657)	(2,700)
Other non-cash items	1,996	671	4,707	3,797
Changes in assets and liabilities which provided (used) cash, excluding effects from businesses purchased or classified as held for sale:
Accounts receivable	(530)	4,361	(7,526)	3,526
Inventories	2,014	(1,107)	(3,338)	(991)
Other operating assets and liabilities	(1,429)	(8,645)	4,435	(5,565)
Net cash provided by operating activities of continuing operations	7,953	9,575	33,429	43,990
Net cash used in operating activities of discontinued operations	—	(940)	(13)	(1,701)
Net cash provided by operating activities	7,953	8,635	33,416	42,289
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,441)	(1,632)	(5,552)	(5,415)
Acquisition of businesses, net of cash acquired and escrow recovery	(12,939)	—	(25,987)	(88,238)
Proceeds from the sale of business, net of transaction costs	—	—	29,570	—
Proceeds from the sale of property, plant and equipment	4	55	127	112
Net cash used in investing activities of continuing operations	(14,376)	(1,577)	(1,842)	(93,541)
Net cash provided by (used in) investing activities of discontinued operations	209	(576)	209	3,768
Net cash used in investing activities	(14,167)	(2,153)	(1,633)	(89,773)
Cash flows from financing activities:
Borrowings under revolving credit facility	—	—	13,000	77,000
Repayments of long-term debt and revolving credit facility	(11,875)	(6,875)	(30,500)	(33,500)
Other financing activities	(1,216)	(435)	(4,035)	(3,219)
Net cash provided by (used in) financing activities of continuing operations	(13,091)	(7,310)	(21,535)	40,281
Net cash provided by (used in) financing activities of discontinued operations	—	—	—	—
Net cash provided by (used in ) financing activities	(13,091)	(7,310)	(21,535)	40,281
Effect of exchange rates on cash and cash equivalents	(825)	(1,575)	(1,435)	(2,631)
Increase (decrease) in cash and cash equivalents	(20,130)	(2,403)	8,813	(9,834)
Cash and cash equivalents, beginning of period	80,089	53,549	51,146	60,980
Cash and cash equivalents, end of period	$59,959	$51,146	$59,959	$51,146

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Revenue by Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Laser Products
Revenue (GAAP)	$39,856	$46,232	$168,331	$177,726
JK Lasers divestiture	—	(6,132)	(5,731)	(22,425)
Acquisition fair value adjustments	—	—	—	—
Adjusted Revenue (Non-GAAP)	$39,856	$40,100	$162,600	$155,301

Vision Technologies
Revenue (GAAP)	$31,406	$32,349	$124,725	$122,187
Acquisition fair value adjustments	28	49	143	220
Adjusted Revenue (Non-GAAP)	$31,434	$32,398	$124,868	$122,407

Precision Motion
Revenue (GAAP)	$18,957	$15,431	$80,542	$64,793
Acquisition fair value adjustments	—	—	—	—
Adjusted Revenue (Non-GAAP)	$18,957	$15,431	$80,542	$64,793

GSI Group Inc.
Revenue (GAAP)	$90,219	$94,012	$373,598	$364,706
JK Lasers divestiture	—	(6,132)	(5,731)	(22,425)
Acquisition fair value adjustments	28	49	143	220
Adjusted Revenue (Non-GAAP)	$90,247	$87,929	$368,010	$342,501

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit by Segment (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Laser Products
Gross Profit (GAAP)	$16,426	$19,787	$73,602	$74,224
JK Lasers divestiture	—	(1,863)	(1,587)	(6,478)
Amortization of intangible assets	585	516	2,133	2,064
Acquisition fair value adjustments	215	—	215	—
Adjusted Gross Profit (Non-GAAP)	$17,226	$18,440	$74,363	$69,810
Gross Profit Margin (GAAP)	41.2%	42.8%	43.7%	41.8%
Adjusted Gross Profit Margin (Non-GAAP)	43.2%	46.0%	45.7%	45.0%

Vision Technologies
Gross Profit (GAAP)	$12,143	$13,006	$48,966	$48,678
Amortization of intangible assets	547	900	2,188	3,287
Acquisition fair value adjustments	28	52	143	596
Adjusted Gross Profit (Non-GAAP)	$12,718	$13,958	$51,297	$52,561
Gross Profit Margin (GAAP)	38.7%	40.2%	39.3%	39.8%
Adjusted Gross Profit Margin (Non-GAAP)	40.5%	43.1%	41.1%	43.0%

Precision Motion
Gross Profit (GAAP)	$8,400	$7,192	$36,709	$28,333
Amortization of intangible assets	111	198	389	792
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$8,511	$7,390	$37,098	$29,125
Gross Profit Margin (GAAP)	44.3%	46.6%	45.6%	43.7%
Adjusted Gross Profit Margin (Non-GAAP)	44.9%	47.9%	46.1%	45.0%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(340)	$(257)	$(1,387)	$(1,068)
Amortization of intangible assets	—	—	—	—
Acquisition fair value adjustments	—	—	—	—
Adjusted Gross Profit (Non-GAAP)	$(340)	$(257)	$(1,387)	$(1,068)

GSI Group Inc.
Gross Profit (GAAP)	$36,629	$39,728	$157,890	$150,167
JK Lasers divestiture	—	(1,863)	(1,587)	(6,478)
Amortization of intangible assets	1,243	1,614	4,710	6,143
Acquisition fair value adjustments	243	52	358	596
Adjusted Gross Profit (Non-GAAP)	$38,115	$39,531	$161,371	$150,428
Gross Profit Margin (GAAP)	40.6%	42.2%	42.3%	41.2%
Adjusted Gross Profit Margin (Non-GAAP)	42.2%	45.0%	43.8%	43.9%

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended December 31, 2015
	Operating Income (Loss) from Continuing Operations	Operating Margin	Income (Loss) from Continuing Operations before Income Taxes	Income (Loss) from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$4,214	4.7%	$5,935	$6,103	$0.18
Non-GAAP Adjustments:
Amortization of intangible assets	3,262	3.6%	3,262	1,826	0.05
Restructuring, divestiture and other costs	2,653	2.9%	2,653	1,486	0.05
Acquisition related costs	1,369	1.5%	1,369	767	0.02
Acquisition fair value adjustments	243	0.3%	243	136	0.00
Loss on JK Lasers sale	—	—	4	3	0.00
Unrealized foreign currency loss on JK Lasers sale	—	—	118	94	0.00
Non-recurring income tax expenses	—	—	—	(356)	(0.01)
Total non-GAAP adjustments	7,527	8.3%	7,649	3,956	0.11

Non-GAAP results	$11,741	13.0%	$13,584	$10,059	$0.29

Weighted average shares outstanding - Diluted					34,811

	Three Months Ended December 31, 2014
	Operating Income (Loss) from Continuing Operations	Operating Margin	Income (Loss) from Continuing Operations before Income Taxes	Income (Loss) from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$(34,176)	(36.4)%	$(34,303)	$(28,290)	$(0.82)
Non-GAAP Adjustments:
Amortization of intangible assets	4,413	4.7%	4,413	3,365	0.10
Restructuring costs and other	1,092	1.2%	1,092	832	0.02
Acquisition related costs	(354)	(0.4)%	(354)	(270)	(0.00)
Acquisition fair value adjustments	52	0.1%	52	40	0.00
Impairment of goodwill and intangible assets	41,442	44.1%	41,442	31,595	0.91
Non-recurring income tax expenses	—	—	—	1,081	0.03
Total non-GAAP adjustments	46,645	49.7%	46,645	36,643	1.06

Non-GAAP results	$12,469	13.3%	$12,342	$8,353	$0.24

Weighted average shares outstanding - Diluted					34,897

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

	Twelve Months Ended December 31, 2015
	Operating Income (Loss) from Continuing Operations	Operating Margin	Income (Loss) from Continuing Operations before Income Taxes	Income (Loss) from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$28,933	7.7%	$46,022	$35,628	$1.02
Non-GAAP Adjustments:
Amortization of intangible assets	12,323	3.3%	12,323	7,534	0.22
Restructuring, divestiture and other costs	6,970	1.9%	6,970	4,237	0.12
Acquisition related costs	1,303	0.4%	1,303	646	0.02
Acquisition fair value adjustments	358	0.1%	358	209	0.00
Gain on JK Lasers sale	—	—	(19,629)	(15,666)	(0.45)
Unrealized foreign currency loss on JK Lasers sale			1,350	1,079	0.03
Non-recurring income tax expenses	—	—	—	(1,171)	(0.03)
Total non-GAAP adjustments	20,954	5.7%	2,675	(3,132)	(0.09)

Non-GAAP results	$49,887	13.4%	$48,697	$32,496	$0.93

Weighted average shares outstanding - Diluted					34,827

	Twelve Months Ended December 31, 2014
	Operating Income (Loss) from Continuing Operations	Operating Margin	Income (Loss) from Continuing Operations before Income Taxes	Income (Loss) from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$(16,806)	(4.6)%	$(17,915)	$(16,909)	$(0.49)
Non-GAAP Adjustments:
Amortization of intangible assets	16,405	4.5%	16,405	11,628	0.34
Restructuring costs and other	1,570	0.4%	1,570	1,153	0.03
Acquisition related costs	1,522	0.4%	1,522	1,025	0.03
Acquisition fair value adjustments	596	0.2%	596	417	0.01
Impairment of goodwill and intangible assets	41,442	11.4%	41,442	31,595	0.91
Non-recurring income tax expenses	—	—	—	(871)	(0.02)
Total non-GAAP adjustments	61,535	16.9%	61,535	44,947	1.30

Non-GAAP results	$44,729	12.3%	$43,620	$28,038	$0.81

Weighted average shares outstanding - Diluted					34,769

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to GSI Group Inc. (GAAP)	$6,103	$(30,485)	$35,615	$(24,252)
Interest (income) expense, net	1,162	1,431	5,180	5,096
Income tax provision (benefit)	(168)	(6,013)	10,394	(1,006)
Depreciation and amortization	5,026	6,302	19,114	23,797
Share-based compensation	893	917	4,387	4,329
Impairment of goodwill and intangible assets	—	41,442	—	41,442
Restructuring, acquisition, divestiture and other costs	4,022	738	8,273	3,091
Acquisition fair value adjustments	243	52	358	596
Loss from discontinued operations, net of tax	—	790	13	5,607
Loss on disposal of discontinued operations, net of tax	—	1,405	—	1,726
Loss (gain) on disposal of business	4	—	(19,629)	—
Other, net	(2,887)	(1,304)	(2,640)	(3,987)
Adjusted EBITDA (Non-GAAP)	$14,398	$15,275	$61,065	$56,439

Net Debt (Non-GAAP):

	December 31, 2015	December 31, 2014
Total Debt (GAAP)	$95,811	$112,375
Plus: Deferred financing costs	1,689	2,625
Gross Debt	97,500	115,000
Less: cash and cash equivalents	(59,959)	(51,146)
Net Debt (Non-GAAP)	$37,541	$63,854

Organic Revenue Growth (Non-GAAP):

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Reported revenue growth (GAAP)	(4.0)%	2.4%
Less: Change attributable to acquisitions and divestitures	(0.3)%	2.8%
Plus: Change due to foreign currency	2.5%	4.0%
Organic revenue growth (Non-GAAP)	(1.2)%	3.6%

Non-GAAP Measures

Adjusted Revenue

Adjusted Revenue excludes the JK Lasers business to only show the results of ongoing operations of the Company. As the JK Lasers business was sold in April 2015, the future results of the Company will no longer include revenues from this business. We excluded JK Lasers revenue from Adjusted Revenue because divestiture activities can vary between reporting periods and between us and our peers, which we believe make comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. Additionally, we include estimated revenue from contracts acquired with business acquisitions that will not be fully recognized due to business combination rules. Because GAAP accounting rules require the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.  These non-GAAP adjustments are intended to reflect the full amount of such revenue.

Organic Revenue

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, and the effect of foreign currency translation. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions, divestitures, and product line closures because these activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude the JK Lasers business to only show the results of ongoing operations, as the JK Lasers business was sold in April 2015. In addition, Adjusted Gross Profit and Adjusted Gross Profit Margin excludes the amortization of acquired intangible assets and revenue and inventory fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude the amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.  The Company also excluded restructuring, acquisition and divestiture related costs from Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin due to the significant changes that have occurred outside of the Company’s day-to-day business as a result of the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above.  In addition, the gain on sale of JK Lasers and the related unrealized foreign exchange loss on the U.S. dollar sales proceeds held by our U.K. subsidiary are excluded to only show the results of our ongoing operations, as the JK Lasers business was sold in April 2015.

Adjusted Income from Continuing Operations, Net of Tax

The calculation of Adjusted Income from Continuing Operations, net of tax, is displayed in the tables above.  Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of Adjusted Income from Continuing Operations, net of tax, also excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, the gain on sale of JK Lasers and the related unrealized foreign exchange loss on the U.S. dollar sales proceeds held by our U.K. subsidiary for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS from Continuing Operations

The calculation of Adjusted Diluted EPS from Continuing Operations is displayed in the tables above.  Because income from continuing operations, net of tax is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS from Continuing Operations excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, the gain on sale of JK Lasers and the related unrealized foreign exchange loss on the U.S. dollar sales proceeds held by our U.K. subsidiary, significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Income from Continuing Operations, net of tax.

Adjusted EBITDA

The Company defines Adjusted EBITDA as the net income attributable to GSI Group Inc. before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, loss from discontinued operations, net of tax, and other non-operating income (expense) items, including the gain on the sale of JK Lasers, foreign exchange gains (losses) and earnings from an equity-method investment.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will not be affected by unusual or non-recurring items.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet as of the end of the period plus unamortized deferred financing costs and less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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